EXHIBIT 99.1

ENDRA Life Sciences Reports First Quarter 2024 Financial Results and Provides a Business Update

Conference call begins at 4:30 p.m. Eastern time today

ANN ARBOR, Mich. (May 14, 2024) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), today reported financial results for the three months ended March 31, 2024 and provided a business update.

Highlights from the first quarter of 2024 and recent weeks include:

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Installed the first TAEUS system in the UK at King’s College Hospital for clinical evaluation. King's College Hospital NHS Foundation Trust (KCH) in London is one of the leading centers of excellence in the United Kingdom's National Health Service. KCH will use ENDRA's TAEUS liver system in a clinical study to compare its liver fat assessment accuracy with MRI. This study is expected to include approximately 75 subjects and is intended to provide essential data to evaluate the TAEUS technology's performance.

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ENDRA is working closely with the U.S. Food and Drug Administration (FDA) to achieve alignment on clinical requirements for our TAEUS system’s De Novo application. ENDRA has had several interactions with the agency since the fourth quarter of 2023 and provided additional information about its technology and historical clinical testing. To advance the review process and further align expectations, with the aim of ultimately achieving a successful regulatory outcome, ENDRA has submitted a comprehensive package for FDA consideration and scheduled an in-person pre-submission meeting during the second quarter of 2024 focusing on clinical requirements.

•

Expanded intellectual property portfolio to 80 issued patents globally. During the first quarter of 2024 and in recent weeks ENDRA was issued eight additional patents, including four in Europe and four in China. The company is actively exploring licensing opportunities in non-core indications, such as monitoring tissue temperature during surgical procedures, to augment the value of its growing intellectual property portfolio.

"We look forward to the pre-submission meeting with the FDA with the aim of achieving alignment on the clinical study design and statistical analysis plan. We have been preparing diligently with multiple experts, including a biostatistician, and imaging and liver specialists, to ensure alignment with the FDA. Our pre-submission package included historical clinical performance data used to inform the proposed clinical study design, a statistically powered, prospective multicenter clinical trial,” said Francois Michelon, Chairman and Chief Executive Officer of ENDRA. "We remain committed to advancing TAEUS through the U.S. regulatory process as an effective non-invasive tool to assess liver fat.”

First Quarter 2024 Financial Results

Operating expenses in the first quarter of 2024 were $2.8 million, compared with $2.9 million in the first quarter in 2023. The decrease was mainly due to lower research and development expenses.

Net loss in the first quarter of 2024 was $2.8 million, or $0.26 per share, compared with a net loss of $2.9 million, or $0.93 per share, in the first quarter of 2023.

Cash and cash equivalents were $1.1 million as of March 31, 2024.

Conference Call and Webcast

Management will host a conference call and webcast today at 4:30 p.m. Eastern time to discuss these results, provide an update on recent corporate developments and answer questions.

Participants are encouraged to pre-register for the conference call using this link. Callers who pre-register will receive a unique PIN to gain immediate access to the call and bypass the live operator. Participants may register at any time, including up to and after the start of the call. Those unable to pre-register may participate by dialing (844) 868-8846 (U.S.) or (412) 317-5465 (International). A webcast of the call can also be accessed at ENDRA’s Investor Relations page and here.

A telephone replay will be available until May 21, 2024 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and providing the passcode 8128350. A webcast replay will be available beginning approximately one hour after the completion of the live conference call here.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology which characterizes tissue similar to an MRI, but at 1/40th the cost and at the point of patient care. TAEUS® is designed to work in concert with the more than 700,000 ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor steatotic liver disease (SLD) (formerly known as NAFLD-NASH), a chronic liver disease spectrum that affects over two billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: estimates of the timing of future events and anticipated results of its development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches and sales; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; ENDRA’s ability to maintain compliance with Nasdaq listing standards; ENDRA’s dependence on its senior management team; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

[Financial Tables Follow]

ENDRA Life Sciences Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
Assets	2024	2023
Current Assets	(unaudited)
Cash	$1,134,701	$2,833,907
Prepaid expenses	135,821	198,905
Total Current Assets	1,270,522	3,032,812
Non-Current Assets
Inventory	2,711,923	2,622,865
Fixed assets, net	111,470	111,782
Right of use assets	313,715	354,091
Prepaid expenses, long term	647,085	626,610
Other assets	5,986	5,986
Total Assets	$5,060,701	$6,754,146

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,038,465	$700,754
Lease liabilities, current portion	178,239	173,857
Loans	-	28,484
Total Current Liabilities	1,216,704	903,095

Long Term Debt
Loans, long term	-	-
Lease liabilities	145,825	192,062
Total Long Term Debt	145,825	192,062

Total Liabilities	1,362,529	1,095,157

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 34.976 and 141.397 shares issued and outstanding	-	1
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Series C Convertible Preferred Stock, $0.0001 par value; 100,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 80,000,000 shares authorized; 10,914,447 and 10,390,150 shares issued and outstanding, respectively	1,092	1,039
Additional paid in capital	98,402,631	97,582,868
Stock payable	301	5,233
Accumulated deficit	(94,705,852)	(91,930,152)
Total Stockholders’ Equity	3,698,172	5,658,989
Total Liabilities and Stockholders’ Equity	$5,060,701	$6,754,146

ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2024	2023
Operating Expenses
Research and development	$1,041,526	$1,391,314
Sales and marketing	238,660	181,616
General and administrative	1,500,355	1,366,398
Total operating expenses	2,780,541	2,939,328

Operating loss	(2,780,541)	(2,939,328)

Other Expenses
Other income (expense)	4,841	(3,418)
Total other expenses	4,841	(3,418)

Loss from operations before income taxes	(2,775,700)	(2,942,746)

Provision for income taxes	-	-

Net Loss	$(2,775,700)	$(2,942,746)

Net loss per share – basic and diluted	$(0.26)	$(0.93)

Weighted average common shares – basic and diluted	10,804,625	3,169,103

ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(2,775,700)	$(2,942,746)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,300	34,516
Fixed assets write off	8,808	-
Inventory reserve	142,733	-
Stock compensation expense	317,497	237,279
Amortization of right of use assets	40,376	36,526
Gain on extinguishment of debt	-	-
Changes in operating assets and liabilities:
Decrease in prepaid expenses	42,609	132,002
Increase in inventory	(231,791)	(90,632)
Increase in accounts payable and accrued liabilities	337,711	122,737
Decrease in lease liability	(41,855)	(36,529)
Net cash used in operating activities	(2,144,312)	(2,506,847)

Cash Flows from Investing Activities
Purchases of fixed assets	(27,000)	(27,000)
Proceeds from sale of fixed assets	3,204	-
Net cash used in investing activities	(23,796)	(27,000)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	419,967	-
Proceeds from warrant exercise	77,419	-
Repayment of loan	(28,484)	-
Net cash provided by financing activities	468,902	-

Net decrease in cash	(1,699,206)	(2,533,847)

Cash, beginning of period	2,833,907	4,889,098

Cash, end of period	$1,134,701	$2,355,251

Supplemental disclosures of cash items
Interest paid	$8,801	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash items
Stock dividend payable	$(4,932)	$(2,381)
Right of use asset	$313,715	$469,290
Lease liability	$324,064	$481,618

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